UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
VirnetX Holding Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

VirnetX Holding Corporation 308 Dorla Court Zephyr Cove, NV 89448 www.virnetx.com September 11, 2023
Dear Stockholder:
You are cordially invited to attend a special meeting of the stockholders (the “Special Meeting”) of VirnetX Holding Corporation (“VirnetX,” the “Company,” “we,” “us,” or similar term). The Special Meeting will be held in virtual format on Tuesday, October 24, 2023 at 10:00 a.m., Pacific Time. You may attend the Special Meeting by visiting https://agm.issuerdirect.com/vhc, where you will be able to listen to the meeting live, vote and submit questions limited to the proposal described in the proxy statement accompanying this letter (the “Proxy Statement”).
If you are an objecting or non-objecting beneficial owner (that is, if your shares are held at a brokerage), you must respond to this Special Meeting invitation by emailing info@virnetx.com for verification and to receive your control identification number and a company-issued password from us to attend the Special Meeting. To vote, visit https://central.proxyvote.com/pv/web, where you will be asked to enter the control identification number located on your Proxy Card, received from Broadridge Financial Solutions, Inc.
If you are a registered stockholder, you will only need to enter the control identification number, request identification number, and password located on your Notice of Internet Availability (Notice and Access) Card, received from Issuer Direct Corporation, to both attend the meeting by visiting https://agm.issuerdirect.com/vhc and vote by visiting https://www.iproxydirect.com/VHC.
If it is unclear whether you are an objecting or non-objecting beneficial owner or whether you are a registered stockholder, you may email info@virnetx.com to confirm.
At the Special Meeting, you will be asked to approve an amendment to VirnetX’s Amended and Restated Certificate of Incorporation (the “Charter”) to effect a reverse stock split of all of the shares of our common stock outstanding or held in treasury at a ratio of 1-for-20 (the “Charter Amendment”). Upon obtaining the requisite approval of our stockholders, the Board of Directors will have the discretion to amend the Charter to effect the reverse stock split. The Board of Directors recommends that you vote your shares “FOR” the proposal being considered at the Special Meeting.
As you know, our common stock is currently listed on the New York Stock Exchange (“NYSE”). In order to remain listed on NYSE, our common stock must meet certain listing standards, including an average closing price of at least $1.00 per share over a consecutive 30 trading-day period. On May 12, 2023, we received a notice of deficiency from NYSE stating that if we do not comply with the minimum closing price rules within six months following receipt of the notice, NYSE may delist our common stock. The Board of Directors has determined that, absent an increase in the price of our common stock, our common stock likely will be delisted from NYSE.
We believe that the delisting of our common stock would adversely affect VirnetX and its stockholders. Among other things, we believe that delisting may negatively impact the liquidity, marketability and trading price of our common stock. The Board of Directors has determined that a reverse stock split would help regain compliance with NYSE’s minimum price requirement and potentially provide a number of other benefits to VirnetX and its existing stockholders, including, but not limited to, increasing interest by brokers and institutional investors. For these reasons and as described in greater detail in the enclosed proxy statement, the Board of Directors is seeking your approval of the reverse stock split. You should carefully review the information contained in the proxy statement before making a decision whether to grant proxies to vote your shares in favor of the proposal set forth in the proxy statement.
On behalf of the Board of Directors, thank you for your continued interest in VirnetX.

Sincerely,

Kendall Larsen
Chairman of the Board of Directors
Zephyr Cove, Nevada
September 11, 2023

September 11, 2023
NOTICE OF SPECIAL MEETING OF THE STOCKHOLDERS
TO BE HELD ON OCTOBER 24, 2023
TO THE STOCKHOLDERS OF VIRNETX HOLDING CORPORATION:
NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders (together with any amendments, postponements or adjournments thereof, the “Special Meeting”) of VirnetX Holding Corporation, a Delaware corporation (“VirnetX,” the “Company,” “we,” “us,” or similar term), will be held on October 24, 2023, at 10:00 a.m., Pacific Time. The Special Meeting will be held in virtual format for the following purposes, as more fully described in the proxy statement accompanying this notice:
1.
To approve an amendment to VirnetX’s Amended and Restated Certificate of Incorporation (the “Charter”) to effect, at the discretion of the Board of Directors, a reverse stock split of all of the shares of VirnetX’s common stock outstanding or held in treasury, whereby each twenty shares would be combined into one share of common stock (the “Charter Amendment”).

2.	To transact such other business as may properly come before the Special Meeting.
The effectiveness or abandonment of the Charter Amendment will be determined by the Board of Directors as permitted under Section 242(c) of the General Corporation Law of the State of Delaware.
Only stockholders of record at the close of business on August 31, 2023 (the “Record Date”), are entitled to vote at the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be available for inspection at our principal executive offices in accordance with applicable law.
All stockholders as of the Record Date are cordially invited to attend the Special Meeting; your vote is important to us. Whether or not you plan to attend the meeting, please complete, sign, date and return the proxy card or voting instruction card as instructed or vote by telephone or using the internet as instructed on the proxy card or voting instruction card. Returning the proxy card, voting online or voting by telephone will ensure your representation at the meeting, but does not deprive you of your right to attend the meeting and vote your shares. The Proxy Statement explains more about the proxy voting process. Please read it carefully. We look forward to your attendance at the Special Meeting.
Sincerely,

Chief Administrative Officer and Corporate Secretary
Zephyr Cove, Nevada
September 11, 2023
YOUR VOTE IS IMPORTANT TO US.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD OR VOTING INSTRUCTION CARD AS INSTRUCTED OR VOTE BY TELEPHONE OR USING THE INTERNET AS INSTRUCTED ON THE PROXY CARD OR VOTING INSTRUCTION CARD.

i

VIRNETX HOLDING CORPORATION
308 Dorla Court
Zephyr Cove, NV 89448
PROXY STATEMENT
FOR THE SPECIAL MEETING OF THE STOCKHOLDERS
TO BE HELD ON OCTOBER 24, 2023
The enclosed proxy is solicited on behalf of the Board of Directors of VirnetX Holding Corporation, a Delaware corporation (“VirnetX,” the “Company,” “we,” “us,” or similar term), for use at the Special Meeting of the Stockholders to be held on October 24, 2023 (together with any amendments, postponements or adjournments thereof, the “Special Meeting”). The Special Meeting will be held virtually at 10:00 a.m., Pacific Time. These proxy solicitation materials are first being sent or made available on or about September 11, 2023, to all stockholders entitled to vote at our Special Meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Special Meeting. Please read it carefully.
Record Date and Outstanding Shares
Our Board of Directors has set the close of business on August 31, 2023 (the “Record Date”), as the record date for the meeting. Stockholders who owned our common stock at the close of business on the Record Date are entitled to vote at and attend the Special Meeting, with each share entitled to one vote. On the Record Date, there were 71,639,905 shares of our common stock outstanding.
Voting
The proposal to be considered and acted upon at the Special Meeting is to approve an amendment to VirnetX’s Amended and Restated Certificate of Incorporation (the “Charter”) to effect, at the discretion of the Board of Directors, a reverse stock split of all of the shares of common stock outstanding or held in treasury, whereby each twenty shares would be combined into one share of common stock (the “Charter Amendment”).
The effectiveness or abandonment of the Charter Amendment will be determined by the Board of Directors as permitted under Section 242(c) of the General Corporation Law of the State of Delaware.
At the Special Meeting, stockholders will also be asked to consider and vote on any other matters that may properly come before the Special Meeting. At this time, our Board of Directors is unaware of any matters, other than those set forth above, that may properly come before the Special Meeting.
Each stockholder is entitled to one vote for each share of common stock held by such stockholder on the Record Date. The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote at the Special Meeting, present virtually or represented by proxy, constitutes a quorum at the Special Meeting. The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and cast for and against the reverse stock split proposal is required to approve the Charter Amendment to effect a reverse stock split. Abstentions, broker non-votes and failure to submit a proxy or vote virtually at the Special Meeting will have no effect on this proposal. However, because this proposal is considered a routine proposal, we do not expect any broker non-votes with respect to this proposal. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.
Notice of Internet Availability of Proxy Materials
We have chosen to provide access to our proxy materials over the Internet. We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and our beneficial owners. All stockholders will have the option to access the proxy materials on a website referred to in the Notice, or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy of the proxy materials are included in the Notice. You may also request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of the Stockholders to be held on October 24, 2023
Our proxy statement is available at https://www.iproxydirect.com/VHC.

Proxies
If the form of proxy card is properly signed and returned or if you properly follow the instructions for telephone or Internet voting, the shares represented thereby will be voted at the Special Meeting in accordance with the instructions specified thereon. If you sign and return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted as recommended by the Board of Directors.
If you are an objecting or non-objecting beneficial owner (that is, if your shares are held at a brokerage), you may revoke or change your proxy in any of the following ways:
•	Submit new voting instructions to your broker, bank or other nominee; or
•
If you have obtained a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares, attend the Special Meeting and vote (attendance at the Special Meeting will not by itself revoke a previously granted proxy).

If you are a registered stockholder, you may revoke or change your proxy at any time before the Special Meeting in any of the following ways:
•	Submit another properly completed proxy card with a later date;
•	Send a written notice that you are revoking your proxy to VirnetX Holding Corporation, P.O. Box 439, Zephyr Cove, Nevada 89448;
•	Vote again on a later date online or by telephone (only your latest online or telephone proxy submitted prior to the Special Meeting will be counted); or
•	Attend the Special Meeting and vote (attendance at the Special Meeting will not by itself revoke a previously granted proxy).
Costs of Proxy Solicitation
We will pay the costs and expenses of soliciting proxies from stockholders. After the date of this Proxy Statement, but prior to the date of the Special Meeting, we may engage a proxy solicitation firm at a cost to be negotiated but paid for by us. If we do, our costs for such services will be within the range of what is customary for companies with similar operations and a similar number of stockholders and are not expected to be material. Certain of our directors, officers, employees and representatives may solicit proxies from our stockholders in person or by telephone, email or other means of communication. Our directors, officers, employees and representatives will not be additionally compensated for any such solicitation, but may be reimbursed for reasonable out-of-pocket expenses they incur. Arrangements will be made with brokerage houses, custodians and other nominees for forwarding of proxy materials to beneficial owners of shares of our common stock held of record by such nominees and for reimbursement of reasonable expenses they incur.
Your vote is important. Thank you for voting.

QUESTIONS AND ANSWERS
Although we encourage you to read the enclosed proxy statement in its entirety, we included this Question and Answer section to provide some background information and brief answers to questions that you might have about the Special Meeting.
Q:	Why am I receiving these materials?
A:
We have made these materials available to you online or, upon your request, have delivered versions of these materials to you by mail or email, in connection with our solicitation of proxies for use at the Special Meeting, which will take place virtually on Tuesday, October 24, 2023, at 10:00 a.m., Pacific Time. As a VirnetX stockholder as of the Record Date, you are invited to attend the Special Meeting and are entitled to and requested to vote on the items of business described in the proxy statement.

Q:	Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
A:
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials online. Accordingly, the Notice containing instructions on how to access our proxy materials is first being mailed on or around September 11, 2023. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Q:	How can I get electronic access to the proxy materials?
A:
The Notice will provide you with instructions regarding how to view our proxy materials for the Special Meeting online. Choosing to access the proxy materials on the internet will save us the cost of printing and mailing documents to you and will reduce the impact of our meetings on the environment.

Q:	Who pays for the expenses of soliciting proxies and what are the means of solicitation?
A:
The expenses associated with the Company’s solicitation of proxies for the Special Meeting are to be paid by the Company. Such solicitation of proxies may be made by means of personal calls to, or telephonic, facsimile or electronic communications with, stockholders or their representatives by our directors, officers and employees, who will not be specially compensated for such services. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners.

Q:	How can I attend the Special Meeting?
A:
The Special Meeting will be a completely virtual meeting of stockholders, which we believe provides the opportunity for participation by a broader group of stockholders while reducing the environmental impact and the costs associated with in-person meetings.

How you may attend the Special Meeting and vote depends on whether you are an objecting or non-objecting beneficial owner or whether you are a registered stockholder; if your status is unclear, please email info@virnetx.com no later than October 23, 2023, at 11:59 p.m., Eastern Time, to confirm.
If you are an objecting or non-objecting beneficial owner (that is, if your shares are held at a brokerage): You must email info@virnetx.com no later than October 23, 2023, at 11:59 p.m., Eastern Time, for verification by the Company. Following verification, you will receive a control identification number and a company-issued password. To attend the meeting, visit https://agm.issuerdirect.com/vhc, where you will be asked to enter both codes received from us. To vote, visit https://central.proxyvote.com/pv/web, where you will be asked to enter the control identification number located on your proxy card, received from Broadridge Financial Solutions, Inc.
If you are a registered stockholder: To attend the meeting, visit https://agm.issuerdirect.com/vhc, where you will be asked to enter the control identification number, request identification number, and password located on your Notice of Internet Availability (Notice and Access) Card, received from Issuer Direct Corporation. To vote, visit https://www.iproxydirect.com/VHC, where you will be asked to enter the control identification number, request identification number, and password located on your Notice of Internet Availability (Notice and Access) Card, received from Issuer Direct Corporation.

We designed the format of the virtual Special Meeting to ensure that our stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. The virtual format facilitates stockholder attendance and participation by enabling stockholders to participate fully and equally from any location around the world. During the meeting, you will have the ability to submit questions real-time via the virtual meeting website. Prior to the meeting, you may also submit questions relating to the proposal and VirnetX’s business generally by emailing info@virnetx.com no later than October 23, 2023, at 11:59 p.m., Eastern Time. We will review these questions and answer as many as possible in the time allotted for the meeting.
The Special Meeting webcast will begin promptly at 10:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m., Pacific Time; you should allow ample time for the check-in procedures.
Q:	Who is entitled to vote at the Special Meeting?
A:
Stockholders who our records show owned shares of VirnetX as of the close of business on the Record Date may vote at the Special Meeting. On the Record Date, we had a total of 71,639,905 shares of common stock outstanding. The stock transfer books will not be closed between the Record Date and the date of the Special Meeting.

Q:	What is the difference between holding shares as a registered stockholder and as a street name stockholder?
A:
Registered Stockholders. If your shares are registered directly in your name with VirnetX’s transfer agent, you are considered the stockholder of record with respect to those shares, and the proxy statement was provided to you directly. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on a proxy card or to vote at the Special Meeting.

Street Name Stockholders. If your shares are held by a broker, bank or other nominee, you are considered the beneficial owner of shares held in street name and the proxy statement should be forwarded to you by your broker, bank or other nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares. Beneficial owners are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Special Meeting unless you obtain a legal proxy from your broker, bank or other nominee. If you request a printed copy of the proxy materials by mail, your broker, bank or other nominee will provide a voting instruction card for you to use.
Q:	What is the proposal that I am being asked to consider at the upcoming Special Meeting?
A:
The proposal to be considered and acted upon at the Special Meeting is to approve the Charter Amendment to effect, at the discretion of the Board of Directors, a reverse stock split of all of the shares of VirnetX’s common stock outstanding or held in treasury, whereby each twenty shares would be combined into one share of common stock.

The effectiveness or abandonment of the Charter Amendment will be determined by the Board of Directors as permitted under Section 242(c) of the General Corporation Law of the State of Delaware.
Q:	How does the Board recommend I vote on this proposal?
A:	The Board recommends a vote “FOR” the reverse stock split of all of the shares of our common stock outstanding or held in treasury at a ratio of 1-for-20.
Q:	If the stockholders approve the Charter Amendment, when would VirnetX implement the reverse stock split?
A:
We currently expect that the reverse stock split will be implemented as soon as practicable after the receipt of the requisite stockholder approval. However, our Board of Directors will have the discretion to abandon the reverse stock split if it does not believe it to be in the best interests of VirnetX and our stockholders.

Q:	Why is VirnetX seeking to implement a reverse stock split?
A:
The reverse stock split is being proposed to increase the market price of our common stock to satisfy the $1.00 minimum closing price required to avoid the delisting of our common stock from NYSE. In addition, a higher stock price may, among other things, increase the attractiveness of our common stock to the investment community.

Q:	What are the consequences of being delisted from NYSE?
A:
If we do not implement the reverse stock split, it is likely that we will not be able to meet the $1.00 minimum closing price continued listing requirement of NYSE and our common stock would be delisted from NYSE. If we are delisted from NYSE, we may be forced to seek to be traded on the Over-the-Counter (“OTC”) Bulletin Board or the “pink sheets,” which would require our market makers to request that our common stock be so listed. There are a number of negative consequences that could result from our delisting from NYSE, including, but not limited to, the following:

•	the liquidity and market price of our common stock may be negatively impacted and the spread between the “bid” and “asked” prices quoted by market makers may be increased;
•	our access to capital may be reduced, causing us to have less flexibility in responding to our capital requirements;
•	our institutional investors may be less interested in or prohibited from investing in our common stock, which may cause the market price of our common stock to decline;
•
we will no longer be deemed a “covered security” under Section 18 of the Securities Act of 1933, as amended, and, as a result, we will lose our exemption from state securities regulations, making the granting of stock options and other equity incentives to our employees more difficult; and

•	if our stock is traded as a “penny stock,” transactions in our stock would be more difficult and cumbersome.
Q:	What would be the principal effects of the reverse stock split?
A:	The reverse stock split will have the following effects:
•
the market price of our common stock immediately upon effect of the reverse stock split will increase substantially over the market price of our common stock immediately prior to the reverse stock split; and

•
the number of shares of common stock outstanding or held in treasury will be reduced to one-twentieth of the number of shares currently outstanding or held in treasury (except for the effect of eliminating fractional shares).

Q:	Are my pre-split stock certificates still good after the reverse stock split? Do I need to exchange them for new stock certificates?
A:
As of the effective date of the Charter Amendment, each certificate representing pre-split shares of common stock will, until surrendered and exchanged, be deemed to represent only the relevant number of post-split shares of common stock and the right to receive the amount of cash for any fractional shares as a result and at the time of the reverse stock split. As soon as practicable after the effective date of the reverse stock split, our transfer agent, Equiniti Trust Company, LLC (“Equiniti Trust Company”), will mail you a letter of transmittal. Upon receipt of your properly completed and executed letter of transmittal and your stock certificate(s), you will be issued the appropriate number of shares of common stock (including legends, if appropriate) electronically in book-entry form, as determined by VirnetX.

You may contact our transfer agent, Equiniti Trust Company, by telephone at (866) 877-6270 if you have lost your stock certificate or need to change your mailing address.
Q:	What if I hold some or all of my shares electronically in book-entry form? Do I need to take any action to receive post-split shares?
A:
If you hold shares of our common stock in book-entry form (that is, you do not have stock certificates evidencing your ownership of our common stock but instead received a statement reflecting the number of shares registered in your account), you do not need to take any action to receive your post-split shares or, if applicable, your cash payment in lieu of any fractional share interest. If you are entitled to post-split shares, a transaction statement will be sent automatically to your address of record indicating the number of shares you hold.
Q:	What happens to any fractional shares resulting from the reverse stock split?
A:
If you would be entitled to receive fractional shares as a result of the reverse stock split because you hold a number of shares of common stock before the reverse stock split that is not evenly divisible (in other words, it would result in a fractional interest following the reverse split), you will be entitled, upon surrender of certificate(s) representing your shares, to a cash payment in lieu of the fractional shares without interest.

Q:	What happens to equity awards under VirnetX’s Amended and Restated 2013 Equity Incentive Plan as a result of the reverse stock split?
A:
Each outstanding equity award (including restricted stock units, stock options and restricted stock) under VirnetX’s Amended and Restated 2013 Equity Incentive Plan (the “Equity Plan”) will be adjusted so that the number of shares of common stock subject to such award is combined upon the effective date of the reverse stock split into one-twentieth of the number of such shares immediately preceding the reverse stock split (rounded down to the nearest whole share as discussed in the last sentence below). In addition, the exercise price of outstanding stock options will be adjusted to twenty times the exercise price specified before the reverse stock split, rounded up to the nearest whole cent. As a result, the intrinsic value of all outstanding equity awards will remain approximately the same following the reverse stock split. No fractional shares will be issued pursuant to the Equity Plan following the reverse stock split. Therefore, if the number of shares subject to an outstanding equity award immediately before the reverse stock split is not evenly divisible so that the reverse stock split would otherwise result in a fractional interest, the number of shares of common stock issuable pursuant to such equity award will be rounded down to the nearest whole share.

Q:	How do I vote?
A:	You may vote “FOR,” “AGAINST” or “ABSTAIN” for the proposal.
Registered Stockholders: Registered stockholders may vote by one of the following methods:
•	At the Special Meeting. Stockholders who attend the Special Meeting may vote at the Meeting. Please see “How can I attend the Special Meeting?” above for further information;
•	By Mail. If printed copies of the proxy materials were mailed to you, you can complete, sign and date the proxy card and return it in the prepaid envelope provided;
•
By Telephone. Stockholders of record as of the Record Date who live in the United States or Canada may submit proxies by following the “Vote by Phone” instructions on their proxy cards or the Notice or by following the voting instructions provided by email or over the internet; or

•	Online. Stockholders of record with internet access may submit proxies via the internet by following the “Vote by Internet” instructions described in the Notice.
Please note that online and telephone voting facilities for registered stockholders will close at 11:59 p.m., Eastern Time, on October 23, 2023.
Street Name Stockholders: If your shares are held by a broker, bank or other nominee, you should have received instructions from your broker, bank or other nominee on how to vote or instruct your broker, bank or other nominee to vote your shares. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote at the Special Meeting, you must request and obtain a legal proxy from your broker, bank or other nominee.

Street name stockholders may generally vote by one of the following methods:
•	By Mail. If printed copies of the proxy materials were mailed to you, you may vote by signing, dating and returning your voting instruction card in the enclosed pre-addressed envelope provided to you;
•
By Methods Listed on Voting Instruction Card. Please refer to your voting instruction card or other information provided by your bank, broker or other nominee to determine whether you may vote by telephone or electronically on the internet, and follow the instructions on the voting instruction card or other information provided by the record holder; or

•
At the Special Meeting with a Proxy from the Record Holder. A street name stockholder who wishes to vote at the Special Meeting will need to obtain a legal proxy from his or her broker, bank or other nominee. Please consult the voting instruction card provided to you by your broker, bank or other nominee to determine how to obtain a legal proxy in order to vote at the Special Meeting.

Q:	How many votes do I have?
A:	On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date. Stockholders may not cumulate votes.
Q:	Will there be any other items of business on the agenda?
A:
We do not know of any business to be considered at the Special Meeting other than the proposal described in the proxy statement. However, if any other business is properly presented at the Special Meeting pursuant to guidelines described in our bylaws, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the Special Meeting. Such matters include, among other things, consideration of a motion to adjourn the Special Meeting to another time or place, including without limitation, for the purpose of soliciting additional proxies.

Q:	If I submit a proxy, how will it be voted?
A:
When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Special Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, and you sign and return your proxy card with no further instructions, the shares will be voted in accordance with the recommendation of the Board, which is “FOR” the reverse stock split of all of the shares of our common stock outstanding or held in treasury at a ratio of 1-for-20.

Q:	Can I change my vote after submitting my proxy?
A:	Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any of the following ways:
•	submit another properly completed proxy card with a later date;
•	send a written notice that you are revoking your proxy to VirnetX Holding Corporation, P.O. Box 439, Zephyr Cove, Nevada 89448;
•	vote again on a later date online or by telephone (only your latest online or telephone proxy submitted prior to the Special Meeting will be counted); or
•	attend the Special Meeting and vote (attendance at the Special Meeting will not by itself revoke a previously granted proxy).
If you are a beneficial owner of shares held in street name, you may change your vote:
•	by submitting new voting instructions to your broker, bank or other nominee; or
•
if you have obtained a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares, by attending the Special Meeting and voting (attendance at the Special Meeting will not by itself revoke a previously granted proxy).

Q:	What is a proxy card?
A:
The proxy card enables you to appoint Kendall Larsen and Greg Wood, with full power of substitution and resubstitution, whom we refer to as the proxyholders, as your representatives at the Special Meeting. By signing, dating and returning the proxy card, you are authorizing the proxyholders to vote your shares at the Special Meeting. Even if you plan to attend the Special Meeting, it is a good idea to sign, date and return your proxy card or vote by proxy via the Internet or telephone in advance of the Special Meeting in case your plans change. You can vote in person by ballot at the Special Meeting even if you have already sent in your proxy card.
If a proposal comes up for vote at the Special Meeting that is not on the proxy card, the proxyholders will vote your shares according to their best judgment.
Q:	What is the quorum requirement?
A:
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares of common stock are represented by stockholders as of the Record Date present at the meeting (including virtually) or by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy or if you vote at the Special Meeting. Abstentions will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.
Q:	What effect do abstentions and broker non-votes have on quorum requirements?
A:
Abstentions and broker non-votes are counted as present for establishing a quorum for the transaction of business at the Special Meeting. A “broker non-vote” occurs when a broker votes on a matter it does not have authority to vote on.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. If you hold common stock through a broker and you have not given voting instructions to the broker, the broker will be prevented from voting shares on non-routine matters, resulting in a “broker non-vote.” Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares on routine matters but expressly instructing that the broker is NOT voting on non-routine matters. The proposal is considered a routine matter.
Q:	I share an address with another stockholder, and we received only one copy of the Notice. How may I obtain an additional copy of the Notice or proxy materials?
A:
In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice or our proxy materials if a full set is requested, unless one or more of these stockholders notifies us that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one Notice or set of proxy materials from us and would like to request a separate copy of these materials, please: (1) mail your written request to VirnetX Holding Corporation, P.O. Box 439, Zephyr Cove, Nevada 89448 (Attention: Investor Relations), or (2) call our Investor Relations department at (775) 548-1785. Additional copies of the proxy materials will be sent promptly after receipt of your request. Similarly, you may also contact us if you received multiple copies of our proxy materials and would prefer to receive a single copy in the future.
Q:	What does it mean if I receive more than one Notice?
A:	It means that you hold shares in more than one account. To the extent that you would like to vote all of your shares in favor of the Board’s recommendations, sign, date and return each proxy card.
Q:	Who tabulates the votes and how will I know the results of the voting at the Special Meeting?
A:
The votes will be tabulated by an independent inspector of election, who will be a representative of Issuer Direct Corporation. The results of the voting at the Special Meeting will be reported on the Current Report on Form 8-K that will be filed with the SEC within four business days following the conclusion of the Special Meeting.

Q:	How do I contact the Board?
A:	You can send written communications to the Board or any individual director in accordance with our bylaws, addressed to:
Board of Directors, Nominating and Corporate Governance Committee,
or name of individual director
c/o Corporate Secretary
VirnetX Holding Corporation
P.O. Box 439
Zephyr Cove, Nevada 89448
Our Corporate Secretary will direct such communications (except for solicitations or other matters unrelated to us) to the relevant director(s).
Q:	Where are your principal executive offices?
A:	Our principal executive offices are located at 308 Dorla Court, Zephyr Cove, Nevada 89448. Our telephone number is (775) 548-1785.
Q:	What if I have questions about lost stock certificates or need to change my mailing address?
A:
You may contact our transfer agent, Equiniti Trust Company, by telephone at (866) 877-6270 or by facsimile at (866) 729-7680, if you have lost your stock certificate or need to change your mailing address.

IMPORTANT ADDITIONAL VOTING INFORMATION FOR THE SPECIAL MEETING
Broker Voting
Stockholders who hold shares of the Company through a broker, bank or other nominee receive proxy materials before each stockholder meeting. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other nominee before the date of the Special Meeting.
Your Participation in Voting the Shares You Own Is Important
Voting your shares is important to ensure that you have a say in the governance of the Company. Please review the proxy materials and follow the instructions on the proxy card to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in the Company’s future.

PROPOSAL ONE

APPROVAL OF A PROPOSED AMENDMENT TO
VIRNETX’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT
Overview
The Board of Directors has unanimously adopted resolutions approving and recommending to the stockholders for their approval a proposed Charter Amendment that would, at the discretion of the Board of Directors, effect a reverse stock split of all of the shares of common stock outstanding or held in treasury, whereby each twenty shares would be combined into one share of common stock. VirnetX’s authorized number of shares of common stock would remain at 100,000,000.
The par value per share of common stock would remain unchanged at $0.0001 per share after the reverse stock split. Please see the table below under the heading “Principal Effects of the Reverse Stock Split” for an illustration of the effects of this proposed Charter Amendment (which is referred to in this proxy statement as the “reverse stock split”).
The text of the proposed form of certificate of amendment to the Charter to effect the reverse stock split is attached to this proxy statement as Appendix A. The effectiveness or abandonment of such Charter Amendment will be determined by the Board of Directors.
The Board of Directors has recommended that the proposed Charter Amendment be presented to stockholders for approval. Upon receiving stockholder approval of the proposed Charter Amendment, the Board of Directors will have the sole discretion to elect, as it determines to be in the best interests of VirnetX and its stockholders, whether to effect the reverse stock split. As described in greater detail below, the reverse stock split is proposed to be effected to increase the price of the common stock to, among other things, meet the $1.00 minimum closing price requirement for continued listing on NYSE.
If the Board of Directors determines to effect the reverse stock split by causing the certificate of amendment to the Charter to be filed with the Secretary of State of the State of Delaware, the Charter would be amended accordingly. Approval of the reverse stock split will authorize the Board of Directors in its discretion to effectuate the reverse stock split. As noted, the Board of Directors will have the discretion to abandon the reverse stock split if it no longer believes it to be in the best interests of VirnetX and its stockholders, including if the Board of Directors determines that the reverse stock split will not impact VirnetX’s ability to meet the continued listing requirements of NYSE, if such objective is no longer necessary or desirable, or for any other reason in the business judgment and discretion of the Board of Directors. VirnetX currently expects that the Board of Directors will cause VirnetX to effect the reverse stock split as soon as practicable after the receipt of the requisite stockholder approval.
If the Board of Directors elects to effect the reverse stock split following stockholder approval, the number of issued and outstanding shares of common stock would be reduced in accordance with the reverse stock split ratio. Except for adjustments that may result from the treatment of fractional shares, each stockholder will hold the same percentage of the outstanding common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split. As described in greater detail below, as a result of the reverse stock split, stockholders who hold less than twenty shares of common stock will no longer be stockholders of VirnetX on a post-split basis.
The Board of Directors, with input from management, regularly reviews and evaluates VirnetX’s business, strategic plans and prospects, including the performance of the common stock, with the goal of maximizing stockholder value. The Board of Directors has reviewed various paths to maximizing stockholder value, including the review and evaluation of a reverse stock split. After review and discussion, the Board of Directors determined that the proposed reverse stock split is necessary for the continued listing of the common stock on NYSE. In addition, the Board of Directors believes the reverse stock split will provide a number of other benefits to VirnetX and its stockholders, including enhancing the desirability and marketability of the common stock to the financial community and the investing public.
The Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Purposes of the Reverse Stock Split
NYSE Listing. Our common stock is currently listed on NYSE under the symbol “VHC.” Among other requirements, the listing requirements established by NYSE require the common stock to have a minimum average closing price of at least $1.00 per share over a consecutive 30 trading-day period. Pursuant to the NYSE continued listing requirements, if the average closing price of the common stock is not equal to or greater than $1.00 for 30 consecutive trading days, NYSE will send a deficiency notice. We can regain compliance if, during the six-month period following receipt of the NYSE notice, on the last trading day of any calendar month, the Company’s common stock has (i) a closing price per share of at least $1.00 and (ii) a 30 trading-day average closing share price of at least $1.00. In the event that at the expiration of the six-month cure period, both a $1.00 closing share price on the last day of the cure period and a $1.00 average closing share price over the 30 trading-day period ending on the last trading day of the cure period are not attained, NYSE will commence suspension and delisting procedures.
On May 12, 2023, VirnetX received a notice of deficiency from NYSE indicating that if VirnetX does not comply with the minimum closing price rules within six months following receipt of the notice, NYSE may delist the common stock. Consequently, the Board of Directors has determined that, absent approval by stockholders of the reverse stock split, VirnetX will likely be unable to meet the $1.00 minimum closing price requirement for continued listing on NYSE.
In the event the common stock is no longer eligible for continued listing on NYSE, VirnetX would be forced to seek alternative options to remain listed on the NYSE, including to become traded on the OTC Bulletin Board or on the “pink sheets.” These alternative markets are generally considered to be less efficient than and not as broad as NYSE and therefore less desirable. Accordingly, the Board of Directors believes delisting of the common stock would likely have a negative impact on the liquidity and market price of the common stock and may increase the spread between the “bid” and “asked” prices quoted by market makers.
The Board of Directors has considered the potential harm to VirnetX of a delisting from NYSE and believes that delisting could, among other things, adversely affect (i) the trading price of the common stock and (ii) the liquidity and marketability of shares of the common stock. This could reduce the ability of holders of the common stock to purchase or sell shares of common stock as quickly and as inexpensively as they have done historically. Delisting could also adversely affect VirnetX’s relationships with partners and customers who may perceive VirnetX’s business less favorably, which would have a detrimental effect on VirnetX’s relationships with these entities.
Furthermore, if the common stock was no longer listed on NYSE, it may reduce VirnetX’s access to capital and cause VirnetX to have less flexibility in responding to VirnetX’s capital requirements. Certain institutional investors may also be less interested or prohibited from investing in the common stock, which may cause the market price of the common stock to decline.
In addition, VirnetX would no longer be deemed a “covered security” under Section 18 of the Securities Act of 1933, as amended, and therefore would lose its exemption from state securities regulations. As a result, VirnetX would need to comply with various state securities laws with respect to issuances of its securities, including equity award grants to employees. As a public company, VirnetX would not have the benefit of certain exemptions applicable to privately-held entities, which would make granting equity awards to VirnetX’s employees more difficult.
Potential Increased Investor Interest. The Board of Directors believes that the reverse stock split will provide a number of benefits to VirnetX and its existing stockholders, which may lead to an increase in investor interest, including:
1.
Reduced Short-Term Risk of Illiquidity – The Board of Directors understands that a higher stock price may increase investor confidence by reducing the short-term risk of illiquidity and lack of marketability of the common stock that may result from the delisting of the common stock from NYSE.

2.
Decreased Transaction Costs – Investors may also be dissuaded from purchasing stocks below certain prices because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such low-priced stocks.

3.
Stock Price Requirements – The Board of Directors understands that some brokerage houses and institutional investors may have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. In addition, analysts at brokerage firms may not monitor the trading activity or otherwise provide coverage of lower priced stocks.

Other Potential Benefits. The Board of Directors believes that a higher stock price would help VirnetX attract and retain employees and other service providers. It is the view of the Board of Directors that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the company’s market capitalization. Accordingly, if the reverse stock split successfully increases the per share price of the common stock, the Board of Directors believes this increase will enhance VirnetX’s ability to attract and retain employees and service providers.
Risks Associated with the Reverse Stock Split
There are certain risks associated with a reverse stock split, including those described below, and we cannot accurately predict or assure you that the reverse stock split will produce or maintain the desired results. However, our Board of Directors believes that the benefits to us and our stockholders outweigh the risks and recommends that you vote in favor of the reverse stock split proposal.
The reverse stock split could result in a significant devaluation of VirnetX’s market capitalization and trading price of the common stock.
The Board of Directors expects that a reverse stock split of the common stock outstanding or held in treasury will increase the market price of the common stock. However, VirnetX cannot be certain whether the reverse stock split would lead to a sustained increase in the trading price or the trading market for the common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:
•
the market price per share of the common stock after the reverse stock split will rise in proportion to the reduction in the number of pre-split shares of common stock outstanding before the reverse stock split;

•	the reverse stock split will result in a per share price that will attract brokers and investors, including institutional investors, who do not trade in lower priced stocks;
•	the reverse stock split will result in a per share price that will increase VirnetX’s ability to attract and retain employees and other service providers;
•
the market price per post-split share will remain in excess of the $1.00 minimum closing price as required by the NYSE continued listing standards or that VirnetX would otherwise meet the requirements of NYSE for continued inclusion for trading on NYSE; and

•
the reverse stock split will increase the trading market for the common stock, particularly if the stock price does not increase as a result of the reduction in the number of shares of common stock available in the public market.

The market price of the common stock will also be based on VirnetX’s performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of VirnetX’s overall market capitalization may be greater than would occur in the absence of the reverse stock split. Furthermore, the liquidity of the common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split and this could have an adverse effect on the market price of the common stock. If the market price of the common stock declines subsequent to the effectiveness of the reverse stock split, this will detrimentally impact VirnetX’s market capitalization and the market value of VirnetX’s public float.
The reverse stock split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.
The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.
Because of the reverse stock split ratio, certain stockholders may no longer have any equity interest in VirnetX.
Based on the reverse stock split ratio of 1-for-20, certain stockholders might be fully cashed out in the reverse stock split and thus, after the reverse stock split takes effect, such stockholders would no longer have any equity interest in VirnetX and therefore would not participate in our future earnings or growth, if any.

The reverse stock split may not help generate additional investor interest.
There can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.
Effective Date
Assuming the Board of Directors exercises its discretion to effect the reverse stock split, the reverse stock split will become effective as of the date and time (the “Effective Date”) indicated in the certificate of amendment to the Charter filed with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of Delaware, without any further action on the part of stockholders and without regard to the date that any stockholder physically surrenders the stockholder’s certificates representing pre-split shares of common stock for certificates representing post-split shares, and the common stock will begin trading on a post-split basis as soon as the market opens on the next day. The Board of Directors, in its discretion, may delay or decide against effecting the reverse stock split and the filing of the certificate of amendment to the Charter to effect the reverse stock split without resoliciting stockholder approval. It is currently anticipated that if stockholder approval is obtained for the reverse stock split described in this proposal, the Board of Directors would cause VirnetX to effect the foregoing as soon as practicable after obtaining such stockholder approval.
Principal Effects of the Reverse Stock Split
After the Effective Date, each stockholder will own a reduced number of shares of the common stock. However, VirnetX expects that the market price of the common stock immediately after the reverse stock split will increase substantially above the market price of the common stock immediately prior to the reverse stock split. The proposed reverse stock split will be effected simultaneously for all of the common stock, and the ratio for the reverse stock split will be the same for all of the common stock. The reverse stock split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in VirnetX (except to the extent that the reverse stock split would result in any of the stockholders owning a fractional share as described below). Likewise, the reverse stock split will affect all holders of outstanding equity awards under the Equity Plan substantially the same (except to the extent that the reverse stock split would result in a fractional interest as described below). Proportionate voting rights and other rights and preferences of the holders of common stock will not be affected by the proposed reverse stock split (except to the extent that the reverse stock split would result in any stockholders owning a fractional share as described below). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the reverse stock split would continue to hold approximately 2% of the voting power of the outstanding shares of common stock immediately after the reverse stock split. The number of stockholders of record also will not be affected by the proposed reverse stock split (except to the extent that the reverse stock split would result in any stockholders owning only a fractional share as described below).
The par value per share of the common stock will remain unchanged at $0.0001 per share after the reverse stock split. Based on the number of shares of the common stock issued or reserved for issuance under the Equity Plan as of August 11, 2023, 610,823 shares of common stock will be issued or reserved for issuance following the reverse stock split, leaving 95,807,182 shares unissued and unreserved for issuance.
The proposed reverse stock split will reduce the number of shares of common stock available for issuance under the Equity Plan. All shares of common stock subject to outstanding equity awards (including restricted stock units, stock options and restricted stock) under the Equity Plan and the number of shares of common stock which have been authorized for issuance under the Equity Plan but as to which no equity awards have yet been granted or which have been returned to the Equity Plan upon cancellation or expiration of such equity awards will be combined on the Effective Date into one-twentieth of the number of such shares immediately preceding the reverse stock split (rounded down to avoid fractional interests). In addition, the exercise price of outstanding stock options will be adjusted to twenty times the exercise price specified before the reverse stock split, rounded up to the nearest whole cent. This will result in approximately the same aggregate price being required to be paid as immediately preceding the reverse stock split. No fractional shares will be issued pursuant to the Equity Plan following the reverse stock split. Therefore, if the number of shares subject to an outstanding equity award immediately before the reverse stock split is not evenly divisible so that the reverse stock split would otherwise result in a fractional interest, the number of shares of common stock issuable pursuant to such equity award will be rounded down to the nearest whole share.
The table below sets forth, as of August 11, 2023 and for illustrative purposes only, certain effects of the Charter Amendment, including (without giving effect to the treatment of fractional shares) (1) the approximate percentage reduction in the outstanding number of shares of common stock, (2) the approximate number of shares of common stock that would be (i) authorized, (ii) issued and outstanding, (iii) authorized but reserved for issuance upon exercise of an outstanding warrant, (iv) authorized but reserved for issuance upon exercise/release of outstanding equity awards pursuant to the Equity Plan, (v) authorized but reserved for issuance under the Equity Plan (but not subject to exercise/release of outstanding equity awards), and (vi) authorized but not issued or outstanding, or reserved for issuance under the Equity Plan, and (3) the approximate percentage of authorized shares not issued or outstanding, or reserved for issuance under the Equity Plan:
	Pre-Reverse Stock Split	Charter Amendment (see Appendix A)
Reverse Stock Split Ratio	—	1-for-20
Percentage Reduction of Shares Outstanding Post-Reverse Stock Split	—	95.0%
Authorized Shares of Common Stock	100,000,000	100,000,000
Shares Outstanding	71,639,905	3,581,995
Reserved for Issuance Upon Exercise of Warrant	25,000	1,250
Reserved for Issuance Upon Exercise/Release of Outstanding Equity Awards Under the Equity Plan	7,676,338	383,816
Reserved for Issuance Under the Equity Plan (but not Subject to Exercise/Release of Outstanding Equity Awards)	4,515,141	225,757
Authorized but not Issued, not Outstanding, and not Reserved for Issuance Under the Equity Plan	16,143,616	95,807,182
Percentage of Authorized Shares not Issued or Outstanding, or Reserved for Issuance Under the Equity Plan	16.14%	95.81%
As illustrated in the above table, the reverse stock split will reduce the number of outstanding shares of our common stock without a proportionate reduction in the number of shares of authorized but unissued common stock pursuant to the Charter. This provides a larger number of authorized shares available to be issued in the future without further stockholder action, except as may be required by applicable laws or the rules of any stock exchange on which our common stock is listed. The issuance of additional shares of our common stock may have a dilutive effect on the ownership of existing stockholders.
The proposed reduction in the total number of shares of the common stock for the 1-for-20 reverse stock split is designed to maintain approximately the same proportion of the total number of authorized shares reserved for issuance under the Equity Plan, following the reverse stock split.
If the proposed reverse stock split is implemented, it may increase the number of stockholders who own “odd lots” of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions of more than 100 shares of common stock.
The common stock is currently registered under Section 12(b) of the Exchange Act, and VirnetX is subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of the common stock under the Exchange Act. If the proposed reverse stock split is implemented, the common stock will continue to be reported on NYSE under the symbol “VHC.”
The proposed Charter Amendment will not change the terms of the common stock. After the reverse stock split, the shares of the common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. Each stockholder’s percentage ownership of the new common stock will not be altered except for the effect of eliminating fractional shares (which is discussed in more detail below). The common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. Following the reverse stock split, VirnetX will continue to be subject to the periodic reporting requirements of the Exchange Act.
Treatment of Fractional Shares
No scrip or fractional shares would be issued if, as a result of the reverse stock split, a registered stockholder would otherwise become entitled to a fractional share. Instead, VirnetX would pay to the registered stockholder, in cash, the value of any fractional share interest arising from the reverse stock split (without interest). The cash payment would equal the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock as reported on NYSE as of the Effective Date. Exact procedures for the cash payment will be determined by the officers of the Company. No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for the period of time between the Effective Date and the date payment is made for their fractional shares. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment as described herein. This cash payment merely represents a mechanical rounding off of the fractions in the exchange. For a discussion of the treatment of any fractional interest that may arise as a result of the reverse stock split relating to equity awards under the Equity Plan, please see the section below under the heading “Effect of the Reverse Stock Split on Equity Awards.”
As a result of the reverse stock split, stockholders who hold less than twenty shares of common stock will no longer be stockholders of VirnetX on a post-split basis. In other words, any holder of nineteen or fewer shares of common stock prior to the effectiveness of the reverse stock split would only be entitled to receive cash for the fractional share of common stock such stockholder would hold on a post-split basis. The actual number of stockholders that will be eliminated will depend on the actual number of stockholders holding less than twenty shares of common stock on the Effective Date. Reducing the number of post-split stockholders, however, is not the purpose of the reverse stock split.
If you do not hold sufficient shares of pre-split common stock to receive at least one post-split share of common stock and you want to hold common stock after the reverse stock split, you may do so by taking either of the following actions far enough in advance so that it is completed before the reverse stock split is effected:
•
purchase a sufficient number of shares of common stock so that you would hold at least twenty shares of common stock in your account prior to the implementation of the reverse stock split that would entitle you to receive at least one share of common stock on a post-split basis; or

•
if applicable, consolidate your accounts so that you hold at least twenty shares of common stock in one account prior to the reverse stock split that would entitle you to at least one share of common stock on a post-split basis. Common stock held in registered form (that is, shares held by you in your own name on VirnetX’s share register maintained by its transfer agent) and common stock held in “street name” (that is, shares held by you through a bank, broker or other nominee) for the same investor would be considered held in separate accounts and would not be aggregated when implementing the reverse stock split. Also, shares of common stock held in registered form but in separate accounts by the same investor would not be aggregated when implementing the reverse stock split.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where VirnetX is domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.
Effect of the Reverse Stock Split on Equity Awards
On the Effective Date, the proposed reverse stock split will reduce the number of shares of common stock available for issuance under the Equity Plan. All shares of common stock subject to outstanding equity awards (including restricted stock units, stock options, and restricted stock) under the Equity Plan and the number of shares of common stock which have been authorized for issuance under the Equity Plan but as to which no equity awards have yet been granted or which have been returned to the Equity Plan upon cancellation or expiration of such equity awards will be combined on the Effective Date into one-twentieth of the number of such shares immediately preceding the reverse stock split (rounded down to avoid fractional interests). In addition, the exercise price of outstanding stock options will be adjusted to twenty times the exercise price specified before the reverse stock split, rounded up to the nearest whole cent. This will result in approximately the same aggregate price being required to be paid as immediately preceding the reverse stock split. No fractional shares will be issued pursuant to the Equity Plan following the reverse stock split. Therefore, if the number of shares subject to an outstanding equity award immediately before the reverse stock split is not evenly divisible so that the reverse stock split would otherwise result in a fractional interest, the number of shares of common stock issuable pursuant to such equity award will be rounded down to the nearest whole share.

Effect of the Reverse Stock Split on the Warrant
In 2020, we issued a warrant for the purchase of 25,000 shares of common stock at an exercise price of $5.75 per share, exercisable on the date of grant, expiring in April 2025. Shares issuable upon exercise of this warrant are also adjustable in a reverse stock split. Where outstanding shares are combined into a lesser number of shares, the number of shares issuable upon exercise of the warrant prior to the combination will be proportionately decreased, and the exercise price will be proportionately increased. No fractional shares shall be issued upon the exercise of the rights under the warrant. In lieu of such fractional share to which the holder of the warrant would otherwise be entitled due to any partial exercise, the holder will receive a cash payment equal to the exercise price of the warrant multiplied by such fraction.
Board Discretion to Implement the Reverse Stock Split
Even after the reverse stock split is approved by stockholders at the Special Meeting, the Board of Directors will have the discretion to abandon the reverse stock split if it does not believe it to be in the best interests of VirnetX and the stockholders. Such determination will be based upon certain factors, including existing and expected marketability and liquidity of the common stock, prevailing market conditions, the likely effect on the market price of the common stock and the ability and desirability of VirnetX to satisfy the continued listing requirements for NYSE and such other considerations as the Board of Directors, in its discretion, determines. Notwithstanding approval of the reverse stock split by the stockholders, the Board of Directors may, in its sole discretion, abandon the proposed Charter Amendment and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect the reverse stock split, as permitted under Section 242(c) of the General Corporation Law of Delaware.
Exchange of Stock Certificates
As soon as practicable after the Effective Date, stockholders will be notified that the reverse stock split has been effected. VirnetX’s transfer agent will act as “exchange agent” for purposes of implementing the exchange of stock certificates. If any of your shares are held in certificated form (that is, you do not hold all of your shares electronically in book-entry form), you will receive a letter of transmittal from VirnetX’s exchange agent as soon as practicable after the Effective Date, which will contain instructions on how to obtain post-split shares. You must complete, execute and submit to the exchange agent the letter of transmittal in accordance with its instructions and surrender your stock certificate(s) formerly representing shares of stock prior to the reverse stock split (or an affidavit of lost stock certificate containing an indemnification of VirnetX for claims related to such lost stock certificate). Upon receipt of your properly completed and executed letter of transmittal and your stock certificate(s), you will be issued the appropriate number of shares of common stock (including legends, if appropriate) electronically in book-entry form, as determined by VirnetX. This means that, instead of receiving a new stock certificate, you may receive a direct registration statement that indicates the number of post-split shares you own in book-entry form. If you are entitled to payment in lieu of any fractional share interest, payment will be made as described above under the heading “Treatment of Fractional Shares.” No direct registration statements or payments in lieu of fractional shares will be issued to a stockholder until such stockholder has properly completed and executed a letter of transmittal and surrendered such stockholder’s outstanding certificate(s) to the exchange agent. If you hold any or all of your shares electronically in book-entry form, please see the section below under the heading “Effect on Registered Stockholders.”
STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.
In connection with the reverse stock split, the common stock will change its current CUSIP number.
Effect on Objecting or Non-Objecting Beneficial Owners
Stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the reverse stock split than those that would be put in place by VirnetX for registered stockholders that hold such shares directly, and their procedures may result, for example, in differences in the precise cash amounts being paid by such nominees in lieu of a fractional share. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your bank, broker or nominee.

Effect on Registered Stockholders
VirnetX’s registered stockholders may hold some or all of their shares electronically in book-entry form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.
•
If you hold shares in a book-entry form, you do not need to take any action to receive your post-split shares or your cash payment in lieu of any fractional share interest, if applicable. If you are entitled to post-split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

•
If you are entitled to a payment in lieu of any fractional share interest, a check will be mailed to you at your registered address as soon as practicable after VirnetX’s transfer agent completes the aggregation and sale described above in “Treatment of Fractional Shares.” By signing and cashing this check, you will warrant that you owned the shares for which you receive a cash payment.

Accounting Consequences
The par value per share of the common stock would remain unchanged at $0.0001 per share after the reverse stock split. As a result, on the Effective Date, the par value per share on VirnetX’s balance sheet attributable to the common stock will be reduced proportionally from its present amount, and the additional paid in capital account shall be credited with the amount by which the par value per share is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of common stock outstanding. VirnetX does not anticipate that any other accounting consequences would arise as a result of the reverse stock split.
No Appraisal Rights
Stockholders are not entitled to appraisal rights under Delaware law with respect to the proposed Charter Amendment to effect the reverse stock split.
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following discussion is a summary of certain material U.S. federal income tax consequences of the reverse stock split. This discussion is included for general information purposes only and does not purport to address all aspects of U.S. federal income tax law that may be relevant to stockholders in light of their particular circumstances. Further, this discussion does not address any state, local or non-U.S. tax consequences of the reverse stock split. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and current Treasury Regulations, court decisions and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”) in effect as of the date of this proxy statement, all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion. We have not sought, and will not seek, any ruling from the IRS or an opinion of tax counsel with respect to the matters discussed herein. The discussion below regarding the U.S. federal income tax consequences of the reverse stock split is not binding on the IRS or the courts.
All stockholders are urged to consult with their own tax advisors with respect to the tax consequences of the reverse stock split. This summary assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as a “capital asset,” as defined in Section 1221 of the Code. This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a stockholder. In addition, it does not address the tax consequences to stockholders who are subject to special tax rules, including:
•	persons subject to the alternative minimum tax or Medicare contribution tax on net investment income;
•	persons whose functional currency is not the U.S. dollar;
•	persons holding our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	persons who are former U.S. citizens or long-term residents;
•	persons who are not U.S. holders;

•	banks, insurance companies, and other financial institutions;
•	mutual funds, real estate investment trusts or regulated investment companies;
•	brokers, dealers, or traders in securities;
•	partnerships, other entities or arrangements treated as partnerships for U.S. federal income tax purposes, and other pass-through entities (and investors therein);
•	tax-exempt organizations or governmental organizations;
•	persons deemed to sell our common stock under the constructive sale provisions of the Code;
•	persons who hold or receive our common stock pursuant to the exercise of any employee stock options or otherwise as compensation;
•	persons who are subject to special tax accounting rules under Section 451(b) of the Code;
•	persons who hold our common stock as “qualified small business stock” pursuant to Section 1202 of the Code; and
•	tax-qualified retirement plans.
As used herein, the term “U.S. holder” means a holder that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•	a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;
•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (as defined in the Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect to be treated as a U.S. person.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
In addition, the following discussion does not address the tax consequences of transactions effectuated before, after or at the same time as the reverse stock split, whether or not they are in connection with the reverse stock split.
STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAX JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
U.S. Federal Income Tax Consequences of the Reverse Stock Split. The reverse stock split is intended to constitute a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code for U.S. federal income tax purposes. If so treated, in general, other than the cash payments for fractional shares of common stock discussed above, no gain or loss should be recognized by a stockholder upon the exchange of pre-reverse stock split shares for post-reverse stock split shares. The aggregate tax basis of the post-reverse stock split shares will be the same as the aggregate tax basis of the pre-reverse stock split shares exchanged in the reverse stock split, reduced by any amount allocable to a fractional share for which cash is received. A stockholder’s holding period in the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares exchanged in the reverse stock split. Special tax basis and holding period rules may apply to holders that acquired different blocks of stock at different prices or at different times. Stockholders should consult their own tax advisors as to the applicability of these special rules to their particular circumstances.
Cash in Lieu of Fractional Shares. In general, the receipt of cash by a U.S. holder instead of a fractional share will be treated as if the U.S. holder received the fractional share pursuant to the reverse stock split and then sold such fractional share for cash, which will result in a taxable gain or loss to such holder for U.S. federal income tax purposes. The amount of the taxable gain or loss to the U.S. holder will be determined based upon the difference between the amount of cash received by such holder and the portion of the basis of the pre-reverse stock split shares allocable to such fractional interest. The gain or loss recognized will constitute capital gain or loss and will constitute long-term capital gain or loss if the holder’s holding period is greater than one year as of the Effective Date. The deductibility of net capital losses by individuals and corporations is subject to limitations. U.S. holders are advised to consult their tax advisors regarding the tax treatment of their receipt of cash in lieu of a fractional share of common stock pursuant to the reverse stock split.
Information Reporting and Backup Withholding. A U.S. holder may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the reverse stock split. U.S. holders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (e.g., by submitting a properly completed IRS Form W-9) may also be subject to backup withholding, at the current applicable rate of 24%. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the U.S. holder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the Internal Revenue Service.
The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.
Required Vote
The affirmative vote of a majority of the shares of our common stock present or represented by proxy and entitled to vote at the Special Meeting on this matter, is required for approval of the reverse stock split. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Broker non-votes and abstentions have no effect on the proposal. However, because this proposal is a considered a routine proposal, we do not expect any broker non-votes with respect to this proposal.
Recommendation of the Board of Directors
The Board of Directors recommends that the stockholders vote “FOR” this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our Common Stock as of August 11, 2023 by:
•
all persons known to us, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act or in statements made to us, to be the beneficial owners of more than 5% of our Common Stock;

•	each director;
•	each of our named executive officers; and
•	all current directors and executive officers as a group.
This table lists applicable percentage ownership based on 71,639,905 shares of Common Stock outstanding as of August 11, 2023. Securities that a person has a right to acquire pursuant to SEC rules within 60 days of August 11, 2023 are deemed to be beneficially owned by the persons holding these securities for the purpose of computing the number of shares owned by, and percentage ownership of, that person, but are not treated as outstanding for the purpose of computing any other person’s number of shares owned or ownership percentage.
Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses, to the best of our knowledge, sole voting and investment power with respect to all capital stock shown to be held by that person. The address of each executive officer and director, unless indicated otherwise, is c/o VirnetX Holding Corporation, P.O. Box 439, Zephyr Cove, NV 89448.
	Shares Beneficially Owned as of August 11, 2023
	Number of Shares of Common Stock(1)	Percentage of Voting Power of Common Stock
Name of Greater than 5% Stockholders
Kendall Larsen	8,688,646(2)	11.94%
Named Executive Officers and Directors
Kendall Larsen	8,688,646(2)	11.94%
Robert D. Short III, Ph.D.	1,561,992(3)	2.14%
Thomas M. O’Brien	350,827(4)	*
Michael F. Angelo	250,892(5)	*
Gary W. Feiner	196,664(6)	*
Katherine Allanson	97,525(7)	*
All directors and current executive officers as a group (6 persons):	11,146,546(8)	14.96%
*	Less than one percent
(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Securities that are exercisable, convertible or to which a holder has a right to acquire within 60 days of August 11, 2023 are deemed outstanding for purposes of computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. The indication herein that shares are beneficially owned is not an admission on the part of the listed stockholder that he, she or it is or will be a direct or indirect beneficial owner of those shares.

(2)
Includes (i) 1,125,688 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of August 11, 2023, of which, 518,292 are held by Kathleen Larsen, (ii) 300,000 shares held of record by K2 Investment Fund, LLC, of which Mr. Larsen and Mrs. Larsen are the sole member-managers, and (iii) 810,279 shares of common stock held by Mrs. Larsen. Excludes 613,530 shares obtained prior to 2021 and held by the Kathleen Sheehan Revocable Trust dated 2/5/2009 and shares, stock options, and RSUs held by Mr. and Mrs. Larsen’s adult children. Mr. Larsen disclaims beneficial ownership of the excluded shares.

(3)
Includes (i) 1,318,292 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of August 11, 2023 and (ii) 215,550 shares of common stock owned by the Short Revocable Living Trust.

(4)	Includes 112,500 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of August 11, 2023.
(5)	Includes 112,500 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of August 11, 2023.
(6)	Includes 130,000 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of August 11, 2023.
(7)	Includes 69,375 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of August 11, 2023.
(8)
Includes the following securities beneficially held by our current directors and executive officers as a group: 2,868,355 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of August 11, 2023.

WHERE YOU CAN FIND MORE INFORMATION
You may read and copy any reports, statements or other information that we file with the SEC at their public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.
You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:
VirnetX Holding Corporation
Attn: Corporate Secretary
P.O. Box 439
Zephyr Cove, Nevada 89448
If you would like to request documents from us, please do so as soon as possible to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, https://ir.virnetx.com/.
The reports, statements or other information that we file with the SEC and the information included on our website do not contain information that is material for the exercise of prudent judgment in regard to the proposal to be acted upon and thus are not incorporated by reference into this proxy statement.
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE ON THE PROPOSAL. VIRNETX HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.
THIS PROXY STATEMENT IS DATED SEPTEMBER 11, 2023. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND THE SENDING OR MAKING AVAILABLE OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.
Representatives of Farber Hass Hurley LLP, our principal accountants for the current year and for the most recently completed fiscal year, are expected to be present at the Special Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

OTHER MATTERS
VirnetX knows of no other matters to be submitted at the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the proxyholders named in the enclosed form of proxy to vote the shares they represent according to their best judgment.
THE BOARD OF DIRECTORS OF VIRNETX HOLDING CORPORATION
Zephyr Cove, Nevada

APPENDIX A
CERTIFICATE OF AMENDMENT TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
VIRNETX HOLDING CORPORATION
VirnetX Holding Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:
A.	The name of the Corporation is VirnetX Holding Corporation.
B.	The Corporation was originally incorporated under the name PASW, Inc., and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 30, 2007.
C.	Article IV of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:
“Immediately upon the effectiveness of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation (the “Effective Time”), each set of twenty shares of the issued Common Stock (defined below) shall, automatically and without any action on the part of the respective holders thereof, be combined into one share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split.”
D.
This Certificate of Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors and stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of Delaware.

E.	This Certificate of Amendment to the Amended and Restated Certificate of Incorporation shall be effective as of Eastern Time on , 2023.
* * *
A-1

IN WITNESS WHEREOF, VirnetX Holding Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be signed this [•] day of [•], 2023.
VIRNETX HOLDING CORPORATION

By:
Name:	Kendall Larsen
Title:	President, Chief Executive Officer and Chairman of the Board of Directors
A-2

VIRNETX HOLDING CORPORATION

CONTROL ID:
REQUEST ID:

The undersigned stockholder of VirnetX Holding Corporation (the "Company") hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement of the Company, each dated on or around September 11, 2023, and hereby appoints each of Kendall Larsen and Greg Wood as proxyholders and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2023 Special Meeting of Stockholders of the Company, to be held on Tuesday, October 24, 2023, at 10:00 a.m., Pacific Time, online at: https://agm.issuerdirect.com/vhc and at any adjournment or adjournments thereof, and to vote all shares of the Company that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and all such other business as may properly come before the meeting. You hereby revoke all proxies previously given.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

<u>VOTING INSTRUCTIONS</u>

If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to **202-521-3464**.
INTERNET:	https://www.iproxydirect.com/VHC
PHONE:	1-866-752-VOTE(8683)

SPECIAL MEETING OF THE STOCKHOLDERS OF VIRNETX HOLDING CORPORATION

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The Board of Directors recommends you vote "FOR" Proposal 1.

CONTROL ID:

REQUEST ID:

NOTE:

In their discretion, the proxyholders will vote on such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

____

____

____

This Proxy, when properly executed will be voted as provided above, or if no contrary direction is indicated, it will be voted "FOR" Proposal 1 and for all such other business as may properly come before the meeting or any adjournment or postponement thereof in the sole determination of the proxyholders.

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ______________________, 2023

____

(Print Name of Stockholder and/or Joint Tenant)

____

(Signature of Stockholder)

____

(Second Signature if held jointly)